U.S. SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934


                 Date of Report: February 19, 1999

                     MERCHANTONLINE.COM, INC.
                     ------------------------
      (Exact name of registrant as specified in its charter)

                        TARCYN CORPORATION
                        ------------------
                   (Former Name of Registrant)

                             COLORADO
                             --------
        (Former State or other jurisdiction of incorporation)

                             FLORIDA
                             -------
                (Current state of incorporation)


           0-22607                          84-1233073
           -------                          ----------
    (Commission File No.)                 (IRS Employer
                                        Identification No.)


        1600 S. Dixie Highway
           Boca Raton, FL                      33432
----------------------------------------     ---------
(Address of principal executive offices)     (Zip code)

                       2851 S. Parker Road
                            Suite 720
                     Aurora, Colorado 80014
                   --------------------------
                   (Former principal address)


Registrant's telephone number, including area code: (561) 395-3585

Item 1(a). Change in Control of Registrant.

          Effective February 16, 1999, pursuant to a definitive agreement (attached hereto and incorporated herein as Exhibit 2.4) (the "Agreement"), Tarcyn Corporation (the "Company") acquired all of the issued and outstanding securities of CreditCo, Inc. ("Creditco"), a Delaware corporation. The terms of the transaction involved the Company undertaking a forward split of its issued and outstanding common stock whereby 3.5 shares of common stock were issued in exchange for every share of common stock outstanding immediately prior to the closing of the transaction in order to establish the number of issued and outstanding common shares of the Company at closing to be 1,750,000. Thereafter, the Company issued an aggregate of 15,750,000 shares of its "restricted" common stock to the former shareholders of Creditco in exchange for all of their stock in Creditco. Creditco did not survive the transaction. The Company also changed its name to "MerchantOnline.com, Inc."

          Pursuant to the terms of the Agreement the Company's officers and directors, Andrew I. Telsey and Darlene D. Kell, resigned their respective positions in the Company and the following person was appointed as the new officer and/or director of the Company:

           NAME                            OFFICE
     -----------------         -------------------------------

     Tarek S. Kirschen         Chairman of Board, President

          The percentage of voting securities of the Company now beneficially owned directly or indirectly by the entity who acquired control and the identity of the entities who acquired control are as follows:

                                                          Percent
Name and Address of           Amount and Nature of          of
Beneficial Owner              Beneficial Ownership         Class
-------------------           --------------------         -----

Tarek S. Kirschen                  9,450,000                 54%
5390 214th Court South
Boca Raton, FL 33486

Steven E. Landau                   4,725,000                 27%
2 Winston Court
Dix Hills, NY 11746

All Directors                      9,450,000                 54%
and Officers as a
Group (1 person)
___________________

Mr. Kirschen is Mr. Landau's son-in-law.

Item 2.  Acquisition or Disposition of Assets.

          Effective February 16, 1999, the Company acquired all of the issued and outstanding securities of Creditco, consisting of 100 shares of common stock, par value $.001 per share. The nature and amount of consideration given in connection with the agreement was the issuance of 15,750,000 shares of "restricted" common stock of the Company to the former Creditco shareholders. The consideration given and received was determined by arms-length negotiations between the principals of the Company and principals of Creditco. No material relationship existed or presently exists between management of the companies.

          As part of the material terms of the Agreement, the Company changed its name to "MerchantOnline.com, Inc." ("MOL" or the "Company") and changed its jurisdiction of incorporation from Colorado to Florida. The Company's principal business is to provide a diverse selection of services which it has developed to allow Internet merchants to quickly and easily establish a method of conducting business on the Internet with a minimal initial investment and with low transaction costs. MOL intends to attempt to take advantage of the anticipated enormous growth of the Internet by providing an electronic payment solution for merchants that market and sell their products and services on the Internet. The electronic commerce services ("E-commerce") provided by MOL include allowing merchants to accept credit cards, debit cards and online checks from customers in a secure, technologically advanced environment. MOL is currently a single source of customer service which offers a variety of Internet services including electronic shopping carts, web site development and hosting, merchant accounts and real-time credit card processing in a single package for one installation fee and only one, combined monthly billing. To date, most of MOL's revenues have been generated from credit card transactions. It charges an installation fee of $495, as well as a transaction fee, depending upon the nature of the product and/or service provided.

          MOL has developed proprietary real-time credit card processing programs which it calls MOLcharge, which management believes meets or exceeds the capabilities of all currently available software. It intends to provide small and medium sized merchants with a single vendor that furnishes everything needed to begin participating in E-commerce. Its proposed client base includes merchants that already have merchant bankcard accounts that require real-time processing only.

          CreditCo commenced marketing its business in February 1998 and in September 1998, it began offering complete services to allow merchants to become active on the Internet. It is currently processing approximately 25,000 transactions per month and while no assurances can be provided, it has targeted 100,000 processed transactions per month by June, 1999. In its initial fiscal year of operations, it generated gross revenues of approximately $507,000.

          In addition, as part of the terms of the Agreement, the Company has changed its fiscal year end from March 31, to October
31, in order to coincide with the fiscal year end of CreditCo.

Item 4.  Changes in Registrant's Certifying Accountant.

          On February 17, 1999, Kish, Leake & Associates, P.C., the Registrant's independent accountant for the Registrant's two most recent fiscal years, resigned. The Registrant's financial statements for the last two years prepared by Kish, Leake &
Associates, P.C., contained a going concern opinion.

          Also on February 18, 1999, the Registrant engaged the accounting firm of Millward & Co., independent public accountants, to audit the Registrant's fiscal year ended October 31, 1999, as well as future financial statements, to replace the firm of Kish, Leake & Associates, P.C., which was the principal independent public accountant as reported in the Registrant's Form 10-KSB for the fiscal year ended March 31, 1998, as filed with the Securities & Exchange Commission. This change in independent accountants was approved by the Board of Directors of the Registrant.

          There were no disagreements within the last two fiscal years and subsequent periods with Kish, Leake & Associates, P.C., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement(s), if not resolved to the satisfaction of Kish, Leake & Associates, P.C., would have caused that firm to make reference in connection with its reports to the subject matter of the disagreement(s) or any reportable events.

          The Registrant has requested that Kish, Leake &
Associates, P.C., furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of such letter, dated February 19, 1999, is filed as Exhibit
16.1 to this Form 8-K.

Item 7(a) and 7(b). Financial Statements and Pro Forma Financial
Statements

          The audited financial statements of Creditco for the fiscal year ended October 31, 1998 and the pro forma financial statements of the consolidated entities dated October 31, 1998, 1999 are attached hereto.

Item 7(c).  Exhibits.

     Number          Exhibit
     ------          -------

      2.4 Agreement and Plan of Reorganization between the Company and Creditco, Inc.

      3.3 Articles of Incorporation reincorporating the Company in the State of Florida

     16.1            Letter of Resignation of Registrant's
                     independent certified accountant, Kish, Leake & Associates, P.C.

     27.0            Financial Data Schedule

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MERCHANTONLINE.COM, INC.



                                   By:s/ Tarek S. Kirschen
                                      ---------------------------
                                      Tarek S. Kirschen,
                                      President

Dated:  February 19, 1999

                                 CREDITCO, INC
                            d/b/a/ MERCHANT ONLINE


                             FINANCIAL STATEMENTS


           From Inception (November 20, 1977) to October 31, 1998

                                 CREDITCO, INC
                             d/b/a/MERCHANT ONLINE


                             FINANCIAL STATEMENTS


             From Inception (November 20, 1977) to October 31, 1998



                                   CONTENTS

                                                                         Page

         Independent Auditor's Report                                       2

         Financial Statements:

           Balance Sheet                                                    3

           Statement of Operations and Accumulated Deficit                  4

           Statement of Cash Flows                                          5

         Notes to Financial Statements                                    6-8

To the Stockholder
Creditco, Inc. d/b/a Merchant Online
Boca Raton, Florida



                         INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Creditco, Inc. d/b/a Merchant Online as of October 31, 1998 and the related statements of operation, and accumulated deficit, and cash flows for the period from inception (November 20, 1997) to October 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Creditco, Inc. d/b/a Merchant Online as of October 31, 1998 and the results of its operations and its cash flows for the initial period then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred a net loss from operations of $225,332, and has a net capital deficiency of $175,332, and a working capital deficiency of $162,732 as of October 31, 1998, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's plans as to these matters are included in Note 3.



Millward & Co. CPAs
Fort Lauderdale, Florida
December 22, 1997
(Except for Note 5 as to which
the date is February 3, 1999)

                                CREDITCO, INC.
                            d/b/a MERCHANT ONLINE
                                BALANCE SHEET
                               October 31, 1998


                                    ASSETS
CURRENT ASSETS
     Cash                                                           $   2,499
     Accounts Receivable                                               12,362
                                                                    ---------
         Total Current Assets                                          14,861
                                                                    ---------

 Furniture and Equipment:
     Computer Equipment and Software                                   71,826
     Furniture and Fixtures                                             5,915
     Telephone Equipment                                                5,052
                                                                    ---------
         Total Furniture and Equipment                                 82,793

         Less Accumulated Depreciation                                (11,958)
                                                                    ---------
         Net Furniture and Fixtures                                    70,835
                                                                    ---------

 Other Assets - Security Deposits                                       6,565

         Total Assets                                               $  92,261
                                                                    =========

                     LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
     Loan Payable to Stockholder                                    $  34,026
     Accounts Payable                                                 128,044
     Accrued Commission Payable                                        15,523
     Note Payable - Demand- Non-interest bearing                       90,000
                                                                    ---------
         Total Current Liabilities                                    267,593
                                                                    ---------

         Total Liabilities                                            267,593
                                                                    ---------

 Stockholders' (Deficit):
     Common Stock $.001 par value,
     1,000 Shares Authorized;
     100 Shares Issued and Outstanding                                      -
     Additional Paid in Capital                                        50,000
     Accumulated (Deficit)                                           (225,332)
                                                                    ---------
         Total Stockholders' (Deficit)                               (175,332)
                                                                    ---------

         Total Liabilities and Stockholders' Deficit                $  92,261
                                                                    =========


                                CREDITCO, INC.
                            d/b/a MERCHANT ONLINE
                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
             From Inception (November 20, 1997) to October 31, 1998








Revenues                                                           $  506,989
Cost of Revenues                                                      381,464
                                                                   ----------

Gross Profit                                                          125,525

Less Expenses:
   Advertising                                                          9,432
   Contractors                                                         85,394
   Depreciation                                                        11,958
   Other General and Administrative                                    66,832
   Rent                                                                18,618
   Telephone and Fax                                                   21,903
   Wages                                                              133,763
                                                                   ----------

         Total Operating Expenses                                     347,900
                                                                   ----------

(Loss) from Operations                                               (222,375)

Other Income (Expense)
   Interest Expense                                                    (3,106)
   Interest Income                                                        149
                                                                   ----------

         Total Other (Expenses)                                        (2,957)

Net (Loss)                                                           (225,332)

Retained Earnings - January 1, 1998                                         -
                                                                   ----------

Accumulated Deficit - October 31, 1998                             $ (225,332)
                                                                   ==========











                                CREDITCO, INC.
                            d/b/a MERCHANT ONLINE
                           STATEMENT OF CASH FLOWS
             From Inception (November 20, 1997) to October 31, 1998





CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (Loss)                                                       $ (225,332)
  Adjustments to Reconcile Net (Loss) to Net Cash
    Provided by Operating Activities:

      Depreciation                                                     11,958
      Increase in Accounts Receivable                                 (12,362)
      Increase in Other Assets                                         (6,565)
      Increase in Accounts Payable                                    128,044
      Increase in Accrued Commission                                   15,523
                                                                   ----------

Net Cash (Used in) Operating Activities                               (88,734)
                                                                   ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Furniture and Equipment                                 (82,793)
                                                                   ----------

Net Cash (Used in) Investing Activities                               (82,793)
                                                                   ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds of Loan Payable -Stockholder                                34,026
  Proceeds from Issuance of Stock                                      50,000
  Proceeds of Note Payable                                             90,000
                                                                   ----------

Net Cash Provided by Financing Activities                             174,026
                                                                   ----------

Net Increase in Cash                                                    2,499

Cash at Beginning of Period                                                 -
                                                                   ----------

Cash at end of period                                              $    2,499
                                                                   ==========


Supplemental Disclosure of Cash Flow Information:
  Cash Paid for Interest                                           $    3,106
                                                                   ==========






                                 CREDITCO, INC
                             d/b/a MERCHANT ONLINE
                         NOTES TO FINANCIAL STATEMENTS
                               October 31, 1998



NOTE 1 - NATURE OF OPERATIONS
         --------------------

Nature of Operations
--------------------

Creditco, Inc. d/b/a Merchant Online (the "Company") was incorporated in the State of Delaware on November 20, 1997. The Company provides real time credit card processing, merchant services and shopping carts for companies doing business on the web.

The Company's fiscal year ends October 31.

Income Recognition
------------------

Revenues consist of sales recorded through the Company's merchant account and fees earned on the processing of credit card transactions.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

This summary of significant accounting policies is presented to assist in understanding these financial statements. The financial statements and notes are representations of management, who is responsible for their integrity and objectivity. The accounting policies used, unless otherwise noted, conform to generally accepted accounting principles and have been consistently applied in the preparation of financial statements.

Cash and Cash Equivalents
-------------------------

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 1998, the Company had no cash equivalents.

Financial Instruments and Concentration of Credit Risk
------------------------------------------------------

Financial instruments which potentially subject the Company to concentrations of credit risk, are primarily cash and accounts receivable. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents or accounts receivable.

                                 CREDITCO, INC
                             d/b/a MERCHANT ONLINE
                          NOTES TO FINANCIAL STATEMENTS
                                October 31, 1998


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
         ------------------------------------------------------

Furniture and Equipment
-----------------------

Furniture and equipment is carried at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the assets. Estimated depreciable lives range from 5 to 7 years. The cost of maintenance and repairs is charged to expenses as incurred. Depreciation for the year amounted to $11,958.

Income Taxes
------------

The Company is a C Corporation for income tax purposes. The Company incurred a net loss of $225,332 in the initial period of operations. This loss can be used to offset future taxable income and will expire in 2018.

Use of Estimates
----------------

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncement
----------------------------

SFAS No. 130, "Reporting Comprehensive Income," is effective for fiscal years beginning after December 15, 1997. This statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Management has not evaluated the impact this statement will have on the Company's financial position and results of operations.


NOTE 3 - GOING CONCERN
         -------------

As shown in the accompanying financial statements, the Company incurred a net loss of $225,332 during the period of inception January 1, 1998 to October 31, 1998, and as of that date, the Company's current liabilities exceeded its current assets by $162,732. The ability of the Company to continue as a going concern is dependent on increasing sales and obtaining additional capital and financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company plans, after the proposed merger disclosed in Note 4, to raise money through an offer of debt or equity. In addition, a related party has advanced funds of $25,000 subsequent to year end. To provide additional revenues, the Company has developed a web hosting service. There can be no assurance that these efforts will be successful.

                                 CREDITCO, INC
                             d/b/a MERCHANT ONLINE
                          NOTES TO FINANCIAL STATEMENTS
                                October 31, 1998



NOTE 4 - COMMITMENTS
         -----------

The company is a party to a lease for office space providing for monthly rental of $4,770 (including sales tax) through August 31, 1999.

NOTE 5 - SUBSEQUENT EVENT
         ----------------

On or about February 3, 1999, the Company entered into a letter of intent with Tarcyn Corporation (Tarcyn), a publicly held corporation, whereby Tarcyn has agreed in principle to acquire all of the issued and outstanding shares of the Company, in exchange for 90% of Tarcyn's common shares outstanding after the proposed merger. Tarcyn is inactive and has no assets, and the transaction is expected to be accounted for as a "reverse" merger and recapitalization transaction.

                    UNAUDITED PROFORMA FINANCIAL STATEMENTS


On February 16, 1999, Tarcyn Corporation (Tarcyn) entered into a transaction whereby Tarcyn will acquire all of the issued and outstanding shares of Creditco, Inc. (Creditco) in exchange for 15,750,000 common shares of Tarcyn stock. Tarcyn had 500,000 shares outstanding prior to the acquisition. In connection with and prior to this transaction, Tarcyn authorized a "forward split" whereby three and one-half shares of common stock were issued for each share outstanding or an aggregate of 1,750,000 common shares. Accordingly, the shareholders of Creditco will own 90% of the Tarcyn issued and outstanding shares after the acquisition.

The unaudited proforma information is presented for illustrative purposes only and is not indicative of the operating results or financial position of future operating results or financial position.

Tarcyn had no assets or operating activity, accordingly the transaction is hereby accounted for as a reverse merger and recapitalization on February 16, 1999, for an additional 1,750,000 shares (the outstanding Tarcyn shares) in exchange for no assets. As a result the shares issued (15,750,000) for Creditco have been treated as if they were issued since Creditco's inception (November 20, 1997). Fees of $10,000 for this transaction are being charged to operations for accounting purposes.

The proforma information has been applied to the October 31, 1998, Creditco financial statements and should be read in conjunction with the separate financial statements of Creditco on Tarcyn which appear elsewhere herein.

                                CREDITCO, INC.
                            d/b/a MERCHANT ONLINE
                        CONDENSED PROFORMA BALANCE SHEET
                               October 31, 1998


                                                                   Pro Forma
                                                    Historical    (Unaudited)
                                                    ----------    -----------
                                    ASSETS

Current assets                                      $   14,861    $   14,861
Furniture and equipment                                 70,835        70,835
Other assets                                             6,565         6,565
                                                    ----------    ----------

   Total Assets                                     $   92,261    $   92,261
                                                    ==========    ==========


                     LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
   Accounts payable                                 $  128,044    $   138,044
   Loan payable to shareholder                          34,026         34,026
   Other liabilities                                    15,523         15,523
   Note payable - demand                                90,000         90,000
                                                    ----------    -----------

   Total Liabilities                                   277,593        277,593
                                                    ----------    -----------

Shareholders' (Deficit):
   Common Stock                                              -         50,500
   Preferred stock                                           -              -
   Additional paid in capital                           50,000              -
   Accumulated deficit                                (225,332)      (235,832)
                                                    ----------    -----------

   Total Shareholders' (Deficit)                      (175,332)      (185,332)
                                                    ----------    -----------

   Total Liabilities and Shareholders' Deficit      $   92,261    $    92,261
                                                    ==========    ===========


                                CREDITCO, INC.
                            d/b/a MERCHANT ONLINE
                      CONDENSED STATEMENT OF OPERATIONS
              Inception (November 20, 1997) to October 31, 1998


                                                                   Pro Forma
                                                    Historical    (Unaudited)
                                                    ----------    -----------
Revenues                                            $  506,989    $  506,989
Costs and expenses                                     732,321       732,321
                                                    ----------    ----------

Net loss                                              (225,332)     (235,332)
                                                    ==========    ==========


Weighted shares outstanding                                       15,750,000

Net loss per share - basic and diluted                            $     (.01)
                                                                  ==========


                                 CREDITCO, INC
                             d/b/a MERCHANT ONLINE
                NOTES TO UNAUDITED PROFORMA FINANCIAL STATEMENTS
                               October 31, 1998


1. The unaudited proforma gives effect to the issuance of 17,570,000 Tarcyn common shares, no par value; 15,750,000 shares since inception and 1,750,000 as of October 31, 1998 to reflect the reverse merger.

2. Accounts payable, the accumulated deficit and costs and expenses give proforma effect for a $10,000 fee to consummate the transaction.

3. The proforma net loss per share for basic and diluted assume 15,750,000 shares outstanding during the entire period.

                     MERCHANTONLINE.COM, INC.
                    _________________________

                     EXHIBIT 2.4 TO FORM 8-K
                    _________________________

               AGREEMENT AND PLAN OF REORGANIZATION

                     BETWEEN THE COMPANY AND

                         CREDITCO, INC.
                     _________________________

              AGREEMENT AND PLAN OF REORGANIZATION

                        by and between

                      TARCYN CORPORATION,
                    a Colorado corporation


                              and


                         CREDITCO, INC.,
                    a Delaware corporation
















                 effective as of February 16, 1999

                AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION, made and entered into this 16th day of February 1999, by and between Tarcyn Corporation, a Colorado corporation ("Tarcyn") with its principal place of business located at 2851 S. Parker Road, Suite 720, Aurora, Colorado 80014 and CreditCo, Inc., a Delaware corporation ("Creditco"), with its principal place of business located at 1600
S. Dixie Highway, Boca Raton, FL 33432 ("Creditco").

                            Premises

     WHEREAS, this Agreement provides for the merger of Creditco into Tarcyn, and in connection therewith, the conversion of the outstanding common stock of Creditco into shares of common voting stock of Tarcyn, all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a) of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, the boards of directors and shareholders of Creditco and Tarcyn have determined, subject to the terms and conditions set forth in this Agreement, that the merger contemplated hereby is desirable and in the best interests of their respective corporations. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed merger.

                          Agreement

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                           ARTICLE I.

          REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                            CREDITCO

     As an inducement to and to obtain the reliance of Tarcyn, Creditco represents and warrants as follows:

     Section 1.1  Organization.   Creditco is a corporation duly
organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Creditco Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of Creditco as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Creditco's articles of incorporation or bylaws. Creditco has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 1.2 Capitalization. Creditco's total authorized capital consists of 1,000 Common Shares, par value $.001 per share. As of the date of Closing, as defined hereinbelow, there will be 100 Common Shares issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. Creditco has no other securities, warrants or options authorized or issued.

     Section 1.3 Subsidiaries and Predecessor Corporations. Except as otherwise set forth in the Creditco Schedules, Creditco does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

     Section 1.4 Financial Statements. Included in the Creditco Schedules is an audited financial statement, including a balance sheet, statement of operations, shareholder equity and cash flows and notes thereto, dated as of October 31, 1998. Relevant thereto:

               (a) the Creditco balance sheets present fairly as of their date the financial condition of Creditco. Creditco does not have, as of the date of such balance sheets, except as noted and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto and all assets reflected therein are properly reported and present fairly the value of the assets of Creditco, in accordance with generally accepted accounting principles;

               (b) Creditco has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

               (c) Creditco has filed all state, federal and local income tax returns required to be filed by it from inception to the date hereof, if any;

               (d) The books and records, financial and others, of Creditco are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

               (e) except as and to the extent disclosed in the most recent Creditco balance sheet and the Creditco
          Schedules, Creditco has no material contingent liabilities, direct or indirect, matured or unmatured.

     Section 1.5 Information. The information concerning Creditco set forth in this Agreement and in the Creditco Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 1.6 Options and Warrants. There are no existing options, warrants, calls or commitments of any character to which Creditco is a party and by which it is bound.

     Section 1.7 Absence of Certain Changes or Events. Except as set forth in this Agreement, the Creditco Schedules, or as otherwise disclosed to Tarcyn, since October 31, 1998:

               (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of Creditco; or (ii) any damage, destruction or loss to Creditco (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Creditco;

               (b) Creditco has not: (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Creditco; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees;

               (c) Creditco has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
          (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Creditco balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of Creditco; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

               (d) to the best knowledge of Creditco, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of Creditco.

     Section 1.8 Title and Related Matters. Creditco has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the most recent Creditco audited balance sheet and the Creditco Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Creditco Schedules. Except as set forth in the Creditco Schedules, Creditco owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Creditco's business. Except as set forth in the Creditco Schedules, no third party has any right to, and Creditco has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Creditco or any material portion of its properties, assets or rights.

     Section 1.9 Litigation and Proceedings. To the best of Creditco's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against Creditco or affecting Creditco or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Creditco. Creditco does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 1.10  Contracts.

               (a) Except as included or described in the Creditco Schedules, there are no material contracts, agreements, franchises, license agreements or other commitments to which Creditco is a party or by which it or any of its assets, products, technology or properties are bound;

               (b) Except as included or described in the Creditco Schedules or reflected in the most recent Creditco balance sheet, Creditco is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which Creditco is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of

          $10,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of Creditco; or (viii) contract, agreement or other commitment involving payments by it of more than $10,000 in the aggregate; and

               (c)  To Creditco's knowledge, all contracts,
          agreements, franchises, license agreements and other commitments to which Creditco is a party or by which its properties are bound and which are material to the operations of Creditco taken as a whole, are valid and enforceable by Creditco in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

     Section 1.11 Material Contract Defaults. Except as set forth in the Creditco Schedules, to the best of Creditco's knowledge and belief, Creditco is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Creditco, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Creditco has not taken adequate steps to prevent such a default from occurring.

     Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Creditco is a party or to which any of its properties or operations are subject.

     Section 1.13 Governmental Authorizations. To the best of Creditco's knowledge, Creditco has all licenses, franchises, permits or other governmental authorizations legally required to enable Creditco to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Creditco of this Agreement and the consummation by Creditco of the transactions contemplated hereby.

     Section 1.14 Compliance With Laws and Regulations. To the best of Creditco's knowledge, except as disclosed in the Creditco Schedules, Creditco has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Creditco or would not result in Creditco's incurring any material liability.

     Section 1.15 Insurance. All of the insurable properties of Creditco are insured for Creditco's benefit in accordance with the insurance policies disclosed in the Creditco Schedules under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date.

     Section 1.16 Approval of Agreement. The board of directors of Creditco has authorized the execution and delivery of this Agreement by Creditco, has approved the transactions contemplated hereby and approved the submission of this Agreement and the transactions contemplated hereby to the stockholders of Creditco for their unanimous approval with the recommendation that the merger be accepted.

     Section 1.17 Material Transactions or Affiliations. Except as disclosed herein and in the Creditco Schedules, there exists no material contract, agreement or arrangement between Creditco and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Creditco to own beneficially, ten percent (10%) or more of the issued and outstanding Creditco Common Shares and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to Creditco than terms available from otherwise unrelated parties in arms length transactions. There are no commitments by Creditco, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 1.18 Labor Relations. Creditco has never had a work stoppage resulting from labor problems. To the best knowledge of Creditco, no union or other collective bargaining organization is organizing or attempting to organize any employee of Creditco.

     Section 1.19 Previous Sales of Securities. Since inception, Creditco has sold Creditco Common Shares to investors in reliance upon applicable exemptions from the registration requirements under the laws of the United States, the state of Florida and such other states in the United States where such sales have occurred. All such sales were made in accordance with the laws of the United States and those states where such securities were sold.

     Section 1.20 Creditco Schedules. Upon execution hereof, Creditco will deliver to Tarcyn the following schedules, which are collectively referred to as the "Creditco Schedules" and which consist of separate schedules dated as of the date of this Agreement and instruments and data as of such date, all certified by the chief executive officer of Creditco as complete, true and correct in all material respects:

               (a) copies of the articles of incorporation, bylaws and all minutes of shareholders' and directors' meetings of Creditco;

               (b) the financial statements of Creditco referenced hereinabove in Section 1.4;

               (c) a list indicating the name and address of the stockholders of Creditco, together with the number of shares owned by them;

               (d) copies of all licenses, permits and other governmental authorizations, requests or applications therefor, pursuant to which Creditco carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of Creditco);

               (e) a list of every debt, mortgage, security interest, pledge, lien, encumbrance or claim of any nature whatsoever in excess of $10,000 as may affect
           Creditco, its properties or assets;

               (f) a list of all executive employees of Creditco, including current compensation, with notation as to job description and whether or not such employee is subject to a written contract;

               (g) a description of all real and personal property owned by Creditco, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real and personal property;

               (h) copies of all material contracts, leases, agreements or other instruments to which Creditco is a party or by which it or its properties are bound;

               (i) the name and location of each bank or other institution with which Creditco has an account or safety deposit box and the names of all persons authorized to draw thereon or having access thereto;

               (j) a list of all patent applications, copyrights, trademarks, service marks and trade names that are pertinent in any manner whatsoever to the development, testing, registration, assembly, manufacture, use or sale of any products or services used in the business of Creditco and in which either Creditco or Creditco's stockholders has or previously had any direct or indirect, equitable or legal right or interest;

               (k) a copy of all material documentation relating to the sale of Creditco Common Shares by Creditco to its present stockholders;

               (l)  a list of insurance policies referred to in
            Section 1.15;

               (m) a description of any material adverse change in the business operations, property, inventory, assets or condition of Creditco since the most recent Creditco balance sheet required to be provided pursuant to
            Section 1.7;

               (n) any other information, together with any required copies of documents required to be disclosed in the Creditco Schedules by Sections 1.1 through 1.19.

     Creditco shall cause the Creditco Schedules and the instruments and data delivered to Tarcyn hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.

                          ARTICLE II.

           REPRESENTATIONS, COVENANTS AND WARRANTIES
                           OF TARCYN

     As an inducement to, and to obtain the reliance of Creditco, Tarcyn represents and warrants as follows:

     Section 2.1 Organization. Tarcyn is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Tarcyn Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, and bylaws of Tarcyn as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Tarcyn's articles of incorporation or bylaws. Tarcyn has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. Tarcyn has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplate.

     Section 2.2 Capitalization. The authorized capitalization of Tarcyn consists of 25,000,000 shares of Preferred Stock, par value $0.01 per share, and 100,000,000 Common Shares, no par value per share. As of the date hereof there are 500,000 common shares of Tarcyn issued and outstanding. Simultaneous with the Closing Date, as defined hereinbelow, the Board of Directors of Tarcyn shall undertake a forward split of the Tarcyn issued and outstanding Common Stock, whereby 3.5 shares of Common Stock shall be issued in exchange for every 1 share of Common Stock presently issued and outstanding, in order to establish the number of issued and outstanding common shares to be 1,750,000. As of the Closing Date, as defined herein, there will be no more than 1,750,000 common shares issued and outstanding and reserved for issuance (the "Tarcyn Common Shares") held by the then existing securities holders of Tarcyn. All issued and outstanding Tarcyn Common Shares have been legally issued, fully paid and are nonassessable. There are no preferred shares issued or outstanding. All issued and outstanding Tarcyn Common Shares have been legally issued, fully paid and are nonassessable.

     Section 2.3  Subsidiaries.  Tarcyn has no subsidiary
companies.

     Section 2.4  Financial Statements.

               (a) Included in the Tarcyn Schedules are the audited financial statements of Tarcyn for the years ended March 31, 1997 and 1996 and the unaudited financial statements of Tarcyn for the nine month period ended December 31, 1998 and the related statements of operations, stockholders' equity and cash flows for the periods then ended, which are included in the schedules identified in Section 2.18(c).

               (b)  All such financial statements have been
          prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Tarcyn balance sheets presents fairly as of their respective dates the financial condition of Tarcyn. Tarcyn did not have as of the date of any of such Tarcyn balance sheets, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Tarcyn, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

               (c) The books and records, financial and others, of Tarcyn are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

               (d) Tarcyn has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

               (e) As of the Closing Date, as defined herein the Tarcyn balance sheet and the notes thereto, shall reflect that Tarcyn has: (i) no receivables; (ii) no accounts payable; and (iii) no contingent liabilities, direct or indirect, matured or unmatured.

     Section 2.5 Information. The information concerning Tarcyn as set forth in this Agreement and in the Tarcyn Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 2.6 Absence of Certain Changes or Events. Except as described herein or in the Tarcyn Schedules, since December 31, 1998:

               (a) Tarcyn has not: (i) amended its articles of incorporation or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Tarcyn; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

               (b) Tarcyn has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been cancelled as of the Closing Date; or (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

               (c) to the best knowledge of Tarcyn, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of Tarcyn.

     Section 2.7  Title and Related Matters.  As of the Closing
Date, Tarcyn will own no real, personal or intangible property.

     Section 2.8 Litigation and Proceedings. There are no actions, suits or proceedings pending or, to the best of Tarcyn's knowledge and belief, threatened by or against or affecting Tarcyn, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of Tarcyn. Tarcyn does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 2.9  Contracts.  On the Closing Date:

               (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which Tarcyn is a party or by which it or any of its properties are bound;

               (b)  Tarcyn is not a party to any contract,
          agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Tarcyn can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Tarcyn; and

               (c) Tarcyn is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Tarcyn; or
          (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.

     Section 2.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Tarcyn is a party or to which any of its properties or operations are subject.

     Section 2.11 Material Contract Defaults. To the best of Tarcyn's knowledge and belief, Tarcyn is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Tarcyn, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Tarcyn has not taken adequate steps to prevent such a default from occurring.

     Section 2.12 Governmental Authorizations. To the best of Tarcyn's knowledge, Tarcyn has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Tarcyn of the transactions contemplated hereby.

     Section 2.13 Compliance With Laws and Regulations. To the best of Tarcyn's knowledge and belief, Tarcyn has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Tarcyn or would not result in Tarcyn's incurring any material liability.

     Section 2.14 Insurance. Tarcyn has no insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

     Section 2.15 Approval of Agreement. The board of directors and shareholders of Tarcyn has authorized the execution and delivery of this Agreement by Tarcyn and have approved the transactions contemplated hereby.

     Section 2.16 Material Transactions or Affiliations. As of the Closing Date there will exist no material contract, agreement or arrangement between Tarcyn and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Tarcyn to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of Tarcyn and which is to be performed in whole or in part after the date hereof. Tarcyn has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 2.17 Labor Relations. Tarcyn has never had a work stoppage resulting from labor problems. Tarcyn has no employees other than its officers and directors.

     Section 2.18. 34 Act Filings. As of the Closing Date, Tarcyn shall be current in, and in compliance with all requirements of, all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Said filings contain all of the information required pursuant to the Securities Exchange Act of 1934, as amended and, to the best knowledge of Tarcyn, do not fail to state any material facts which were required to be so stated.

     Section 2.19 Tarcyn Schedules. Upon execution hereof, Tarcyn shall deliver to Creditco the following schedules, which are collectively referred to as the "Tarcyn Schedules" which are dated the date of this Agreement, all certified by an officer of Tarcyn to be complete, true and accurate:

               (a) complete and correct copies of the articles of incorporation and bylaws of Tarcyn as in effect as of the date of this Agreement;

               (b) copies of all financial statements of Tarcyn identified in Section 2.4(a);

               (c) the description of any material adverse change in the business, operations, property, assets, or condition of Tarcyn since December 31, 1998 required to be provided pursuant to Section 2.6; and

               (d) any other information, together with any required copies of documents, required to be disclosed in the Tarcyn Schedules by Sections 2.1 through 2.17.

          Tarcyn shall cause the Tarcyn Schedules and the instruments to be delivered to Creditco hereunder to be updated after the date hereof up to and including the Closing Date.

                           ARTICLE III.

                             MERGER

     Section 3.1 Delivery of Creditco Securities. On the Closing Date, the holders of the Creditco Common Shares shall deliver to Tarcyn (i) certificates or other documents evidencing all of the issued and outstanding Creditco Common Shares, duly endorsed in blank or with executed stock power attached thereto in transferrable form, and (ii) investment letters, the form of which is attached hereto as Exhibit "A".

     Section 3.2 Issuance of Tarcyn Common Shares. (a) In exchange for all of the Creditco Common Shares tendered pursuant to
Section 3.1, Tarcyn shall issue an aggregate of 15,750,000
"restricted" Tarcyn Common Shares to the Creditco shareholders on a pro rata basis, so that the Creditco shareholders will own 90% of the surviving company's issued and outstanding common stock.

     (b) No fractional Tarcyn Common Shares shall be issued pursuant to this Section 3.2. In lieu of such fractional shares, all shares to be issued shall be rounded up or down to the nearest whole share.

     Section 3.3 Events Prior to Closing. Upon execution hereof or as soon thereafter as practical, management of Tarcyn and Creditco shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

     Section 3.4 Closing. The closing ("Closing" or the "Closing Date") of the transaction contemplated by this Agreement shall be as of the date in which all of the conditions included in Sections
3.1 and 3.2 hereinabove and those additional conditions contained in Article V hereinbelow have been satisfied by the respective party and all documentation referenced herein is delivered to the respective party herein, unless a different date is mutually agreed to in writing by the parties hereto.

     Section 3.5  Termination.

          (a) This Agreement may be terminated by the board of directors of either Tarcyn or Creditco at any time prior to the Closing Date if:

               (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the merger contemplated by this Agreement; or

               (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions; or

               (iii) the conditions described in Section 6.6 below have not been satisfied in full.

     In the event of termination pursuant to this paragraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

          (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Tarcyn if Creditco shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Creditco contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days' written notice thereof is given to Creditco. If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

          (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Creditco if Tarcyn shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Tarcyn contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Tarcyn. If this Agreement is terminated pursuant to this paragraph (c) of
     Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

     Section 3.6 Directors of Tarcyn. Upon the Closing, the present members of Tarcyn's Board of Directors shall tender their resignations seriatim so that the following persons are appointed directors of Tarcyn in accordance with procedures set forth in the Tarcyn bylaws: Tarek S. Kirschen (who shall be appointed Chairman of the Board of Directors). Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal.

     Section 3.7 Officers of Tarcyn. Upon the Closing, the present officers of Tarcyn shall tender their resignations and simultaneous therewith, the following person shall be elected as officer of Tarcyn in accordance with procedures set forth in the Tarcyn bylaws:

               NAME                         OFFICE

          Tarek S. Kirschen        CEO/President

                          ARTICLE IV.

                      SPECIAL COVENANTS

     Section 4.1 Access to Properties and Records. Tarcyn and Creditco will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Tarcyn and Creditco, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Tarcyn and Creditco, as the case may be, as the other shall from time to time reasonably request.

     Section 4.2 Availability of Rule 144. Each of the parties acknowledge that the stock of Tarcyn to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 promulgated pursuant to the Securities Act. Tarcyn is under no obligation to register such shares under the Securities Act, or otherwise. Notwithstanding the foregoing, however, following the Closing Date, Tarcyn will use its best efforts to:
(a) make publicly available on a regular basis not less than semi-annually, business and financial information regarding Tarcyn so as to make available to the shareholders of Tarcyn the provisions of Rule 144 pursuant to subparagraph (c)(2) thereof; and (b) within ten (10) days of any written request of any stockholder of Tarcyn, Tarcyn will provide to such stockholder written confirmation of compliance with such of the foregoing subparagraph as may then be applicable. The stockholders of Tarcyn holding restricted securities of Tarcyn as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this
Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

     Section 4.3 Information for Tarcyn Public Reports. Creditco will furnish Tarcyn with all information concerning Creditco and the Creditco Stockholders, including all financial statements, required for inclusion in any registration statement or public report intended to be filed by Tarcyn pursuant to the Securities Act, the Exchange Act, or any other applicable federal or state law. Creditco covenants that all information so furnished for either such registration statement or other public release by Tarcyn, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated therein not misleading.

     Section 4.4 Special Covenants and Representations Regarding the Tarcyn Common Shares to be Issued in the Merger. The consummation of this Agreement, including the issuance of the Tarcyn Common Shares to the stockholders of Creditco as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Creditco stockholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Creditco shall cause to be delivered, and the Creditco stockholders shall deliver to Tarcyn, the investment letter referenced in
Section 3.1.

     Section 4.5 Third Party Consents. Tarcyn and Creditco agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section 4.6  Actions Prior to Closing.

               (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Tarcyn or Creditco Schedules or as permitted or contemplated by this Agreement, Tarcyn and Creditco will each use its best efforts to:

                    (i) carry on its business in substantially the same manner as it has heretofore;

                    (ii)  maintain and keep its properties in
               states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                    (iii)  maintain in full force and effect
               insurance comparable in amount and in scope of coverage to that now maintained by it;

                    (iv)  perform in all material respects all of
               its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

                    (v)  maintain and preserve its business
               organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

                    (vi)  fully comply with and perform in all
               material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

               (b) From and after the date of this Agreement until the Closing Date, neither Tarcyn nor Creditco will, without the prior consent of the other party:

                    (i) except as otherwise specifically set forth herein, make any change in their respective certificates or articles of incorporation or bylaws;

                    (ii)  declare or pay any dividend on its
               outstanding shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

                    (iii)  enter into or amend any employment,
               severance or similar agreements or arrangements with any directors or officers;

                    (iv)  grant, confer or award any options,
               warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock; or

                    (v)  purchase or redeem any shares of its
               capital stock, except as disclosed herein.

     Section 4.7  Indemnification.

               (a) Creditco hereby agrees to indemnify Tarcyn and each of the officers, agents and directors of Tarcyn as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 24 months.

               (b) Tarcyn and its officers and directors hereby agrees to indemnify Creditco and each of the officers, agents, directors and current shareholders of Creditco as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4(b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 24 months.

     Section 4.8  Undertakings of Creditco.  Management of
Creditco, who will assume the management of Tarcyn upon Closing, hereby undertakes to Tarcyn and its shareholders as follow:

          (a) to exercise good faith in their efforts to file all reports required to be filed by the surviving company herein with the Securities and Exchange Commission or any other governmental agency, in a timely manner; and

          (b) to exercise all due diligence in causing the surviving company to list its common stock for trading on any national stock exchange for which the surviving company may then qualify for such listing.

                            ARTICLE V.

                CONDITIONS PRECEDENT TO OBLIGATIONS
                            OF TARCYN

     The obligations of Tarcyn under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.1 Accuracy of Representations. The representations and warranties made by Creditco in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and Creditco shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Creditco prior to or at the Closing. Tarcyn shall be furnished with a certificate, signed by a duly authorized officer of Creditco and dated the Closing Date, to the foregoing effect.

     Section 5.2  Stockholder Approval.  The stockholders of
Creditco shall have approved this Agreement and the transactions contemplated thereby in accordance with the laws of the State of Delaware.

     Section 5.3 Officer's Certificate. Tarcyn shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Creditco to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Creditco, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Creditco Schedules, by or against Creditco which might result in any material adverse change in any of the assets, properties, business or operations of Creditco.

     Section 5.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Creditco.

     Section 5.5 Opinion of Counsel to Creditco. Tarcyn shall receive an opinion dated the Closing Date of James L. Pruden, Esq., counsel to Creditco, in substantially the following form:

               (a) Creditco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all material applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to conduct its business as now conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.

               (b) To the best knowledge of such legal counsel, the execution and delivery by Creditco of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of Creditco's articles of incorporation or bylaws or violate any court order, writ, injunction or decree applicable to Creditco, or its properties or assets.

               (c) The authorized capitalization of Creditco consists of 1,000 Common Shares, par value $.001 per share. As of the date of Closing, as defined hereinbelow, there will be 100 Common Shares issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and not issued in violation of the preemptive rights of any person. To the best knowledge of such legal counsel, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Creditco to issue any additional shares of any class of its capital stock prior to closing of the transactions contemplated herein.

               (d) This Agreement has been duly and validly authorized, executed and delivered by Creditco.

               (e) To the best knowledge of such legal counsel, except as set forth in the Creditco Schedules, there are no actions, suits or proceedings pending or threatened by or against or affecting Creditco or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind.

               (f) Creditco has taken all actions required by the applicable laws of the State of Delaware to permit the transfer of the Creditco Common Shares to Tarcyn.

     Section 5.6 Other Items. Tarcyn shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Tarcyn may reasonably request.

                           ARTICLE VI.

         CONDITIONS PRECEDENT TO OBLIGATIONS OF Creditco

          The obligations of Creditco under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

     Section 6.1 Accuracy of Representations. The representations and warranties made by Tarcyn in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Tarcyn shall have performed and complied with all covenants and conditions required by this Agreement to be per-formed or complied with by Tarcyn prior to or at the Closing. Creditco shall have been furnished with a certificate, signed by a duly authorized executive officer of Tarcyn and dated the Closing Date, to the foregoing effect.

     Section 6.2 Officer's Certificate. Creditco shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Tarcyn to the effect that no litiga-tion, proceeding, investigation or inquiry is pending or, to the best knowledge of Tarcyn, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Tarcyn Schedules, by or against Tarcyn which might result in any material adverse change in any of the assets, properties, business or operations of Tarcyn.

     Section 6.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Tarcyn.

     Section 6.4 Opinion of Counsel to Tarcyn. Creditco shall receive an opinion dated the Closing Date of Andrew I. Telsey, P.C., counsel to Tarcyn, in substantially the following form:

               (a) Tarcyn is a corporation duly organized, validly existing, and in good standing under the laws of the state of Colorado and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualifi-cation to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.

               (b) To the best knowledge of such legal counsel, the execution and delivery by Tarcyn of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of Tarcyn's articles of incorporation or bylaws or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license agreement or other obligation or violate any court order, writ, injunction or decree applicable to Tarcyn or its properties or assets.

               (c)  The authorized capitalization of Tarcyn
          consists of 25,000,000 shares of Preferred Stock, par value $0.01 per share, and 100,000,000 Common Shares, no par value per share. As of the date hereof and as of the Closing of the transaction proposed herein, there will be 1,750,000 common shares of Tarcyn issued and outstanding (post forward split). There are no preferred shares issued or outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and not issued in violation of the preemptive rights of any person.

               (d) The Tarcyn Common Shares to be issued to the Creditco stockholders pursuant to the terms of this Agreement will be, when issued in accordance with the terms hereof, legally issued, fully paid and non-assessable.

               (e) This Agreement has been duly and validly authorized, executed, and delivered and constitutes the legal and binding obligation of Tarcyn, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

               (f) To the best knowledge of such counsel, except as set forth in the Tarcyn Schedules, there are no actions, suits or proceedings pending or threatened by or against Tarcyn or affecting Tarcyn's properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind.

               (g) Tarcyn has taken all actions required by the applicable laws of the state of Colorado to permit the issuance of the Tarcyn Common Shares to the Creditco stockholders.

     Section 6.5 Compliance with Reporting Requirements. As of the Closing Date, Tarcyn shall be current in, and in compliance with all requirements of, all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Said filings contain all of the information required pursuant to the Securities Exchange Act of

1934, as amended and, to the best knowledge of Tarcyn, do not fail to state any material facts which were required to be so stated.

     Section 6.6 Other Items. Creditco shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Creditco may reasonably request.

                         ARTICLE VII.

                        MISCELLANEOUS

     Section 7.1  Brokers and Finders.  Except as set forth in
Schedule 7.1, each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 7.2 Law; Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado, except as US federal law may be applicable.

     Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

          If to Tarcyn:            Mr. Andrew I. Telsey
                                   2851 S. Parker Road
                                   Suite 720
                                   Aurora, Colorado 80014

          If to Creditco:          Creditco, Inc.
                                   1600 S. Dixie Highway
                                   Boca Raton, FL 33432
                                   Attention: Mr. Tarek Kirschen,
                                   President

          With a copy to:          James L. Pruden, Esq.
                                   370 W. Camino Gardens Blvd.
                                   Suite 210
                                   Boca Raton, FL 33432

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

     Section 7.4 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 7.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the reorganization contem-plated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     Section 7.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 7.7 Third Party Beneficiaries. This contract is solely among Tarcyn and Creditco and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.8 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

     Section 7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Further, facsimile signatures shall be deemed valid, so long as the original signature page, duly executed, are delivered to the other party within seven (7) business days following execution thereof.

     Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 7.12 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     Section 7.13 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

     Section 7.14 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     Section 7.15 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     Section 7.16 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

     Section 7.17 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     Section 7.18 Failure of Conditions; Termination. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

     Section 7.19 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

     Section 7.20 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

                              TARCYN CORPORATION



                              By: s/Andrew I. Telsey
                                 --------------------------------
                                 Andrew I. Telsey, President


                              CREDITCO, INC.



                              By: s/Tarek S. Kirschen
                                 --------------------------------
                                 Tarek S. Kirschen, President

                     MERCHANTONLINE.COM, INC.
                    __________________________

                     EXHIBIT 3.3 TO FORM 8-K
                    __________________________

                    ARTICLES OF INCORPORATION

                   REINCORPORATING THE COMPANY

                     IN THE STATE OF FLORIDA
                    __________________________

                           Articles of Incorporation
                                       of
                            MerchantOnline.com, Inc.


                                    Article 1
                                 Corporate Name
                                 --------------

     The name of this corporation shall be "MerchantOnline.com, Inc."


                                    Article 2
                       Principal Office and Mailing Address
                       ------------------------------------

     The principal office and mailing address of the Corporation is 1600 South Dixie Highway, 3rd Floor, Boca Raton, Florida 33432

                                    Article 3
                          Nature of Corporate Business
                          ----------------------------

     The general nature of the business to be transacted by this Corporation shall be to engage in business for profit and is organized for the following general purposes:

     (a) To engage in any and all lawful business permitted under the laws of the United States and the State of Florida; and
     (b) To make loans to or hold stock in other business entities, and enter into partnerships, limited partnerships, and joint ventures with other business entities.

                                    Article 4
                                  Capital Stock
                                  -------------

     The aggregate number of shares which the corporation shall have authority to issue is 125,000,000, of which 25,000,000 shall be Preferred Shares, $.01 par value per share, and 100,000,000 shall be Common Shares, no par value per share, and the designations, preferences, limitations and relative rights of the shares of each such class are as follows:

     (I) Preferred Shares

     The corporation may divide and issue the Preferred Shares into series. Preferred Shares of each series, when issued, shall be designated to distinguish it from the shares of all other series of the class of Preferred Shares. The Board of Directors is hereby expressly vested with authority to fix and determine the relative rights and preferences of the shares of any such series so established to the fullest extent permitted by these Articles of Incorporation and the laws of the State of Florida in respect to the following:

     (a) The number of shares to constitute such series, and the distinctive designations thereof;
     (b) The rate and preference of dividend, if any, the time of payment of dividend, whether dividends are cumulative, and the date from which any dividend shall accrue;
     (c) whether the shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
     (d) The amount payable upon shares in the event of involuntarily liquidation;
     (e) The amount payable upon shares in the event of voluntary liquidation;

     (f) Sinking fund or other provisions, if any, for the redemption or purchase of shares;
     (g) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
     (h) Voting powers, if any; and
     (i) Any other relative right and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any further series shall be subject.

     (II) Common Shares

     Holders of the Common Shares have unlimited voting rights of one vote per share for the election of directors and with respect to other matters submitted to a vote of shareholders and shall constitute the sole voting group of the corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Florida Business Corporation Act; and further are entitled to receive the net assets of the Corporation upon dissolution after payment of the Corporation's debts, liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding.

                                    Article 5
                               Term of Existence
                               -----------------

     This Corporation shall have perpetual existence.

                                    Article 6
                          Effective Date of Corporation
                          -----------------------------

     Pursuant to the provisions of Fla. Stat. Sec. 607.1801, the Corporation shall retain, as its effective date of incorporation, the date on which the Corporation first came into being of March 18, 1993.

                                    Article 7
                                Registered Agent
                                ----------------

     The Registered Agent and the street address of the Initial Registered Office of the Corporation in the State of Florida shall be:

                              James L Pruden, Esq.
                    370 W. Camino Gardens Blvd., Suite 210
                            Boca Raton, FL.  33432

                                    Article 8
                                    Management
                                    ----------

     The corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a board of directors. The number of directors of the corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the board of directors, provided that the number of directors shall not he more than seven (7) nor less than one (1).

                                    Article 9
                                Cumulative Voting
                                -----------------

     Cumulative voting shall not be permitted in the election of directors or otherwise.

                                   Article 10
                               Shareholder Voting
                               ------------------

     Except as the bylaws adopted by the shareholders may provide for a greater quorum requirement, a majority of the votes entitled to be cast on any matter by each voting group entitled to vote on a matter shall constitute a quorum of that voting group for action on that matter at any meeting of shareholders. Except as bylaws adopted by the shareholders may provide for a greater voting requirement and except as is otherwise provided by the Florida Business Corporation Act, with respect to action on amendment to these Articles of Incorporation, on a plan of merger or share exchange, on the disposition of substantially all of the property of the corporation, on the granting of consent to the disposition of property by an entity controlled by the corporation, and on the dissolution of the corporation, action on a matter other than the election of directors is approved if a quorum exists and if the votes cast favoring the action exceed the votes cast opposing the action. Any bylaw adding, changing, or deleting a greater quorum or voting requirement for shareholders shall meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater.

                                   Article 11
                              Management Conduct
                              ------------------

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of, and not in limitation or exclusion of, the powers conferred by law.

     (I) Conflicting Interest Transactions.

     As used in this paragraph, "conflicting interest transactions" means any of the following: (i) a loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest; (ii) a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest; or (iii) a contract or transaction between the corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest. No conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the corporation's board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director's vote is counted for such purpose, if: (a) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors' committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, without counting the votes or consents of such interested directors; or (b,) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or (c) a conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders. If a majority of directors who have no such relationship or interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking such action.

     (II) Loans and Guarantees for the Benefit of Directors.

     Neither the board of directors nor any committee thereof shall authorize a loan by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest, or a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest, until at least ten days written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders. The requirements of this subparagraph (II) are in addition to, and not in substitution for, the provisions of subparagraph
(I) of this Article.

     (III) Indemnification.

     The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extend permitted by law to purchase and maintain insurance providing such indemnification.

     (IV) Limitation on Director's Liability.

     No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for beach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for: (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Fla. Stat. Sec. 607.0834 or the Articles of Incorporation if it is established that the director did not perform his duties in compliance with Fla. Stat.
Sec. 607.0830, provided that the personal liability of a director in these circumstances shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Fla. Stat. Sec. 607.0830 or the Articles of Incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

     (VI) Negation of Equitable Interests in Shares or Rights.

     Unless a person is recognized as a shareholder through procedures established by the corporation pursuant to the Florida Business Corporation Act, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes permitted by the Florida Business Corporation Act, including without limitation all rights deriving from such shares, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other person including without limitation, a purchaser, assignee or transferee of such shares, unless and until such other person becomes the registered holder of such shares or is recognized as such, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person. By way of example and not of limitation, until such other person has become the registered holder of such shares or is recognized pursuant to the Florida Business Corporation Act or any similar applicable law, he shall not be entitled: (i) to receive notice or the meetings of the shareholders; (ii) to vote at such meetings; (iii) to examine a list of the shareholders; (iv) to be paid dividends or other distributions payable to shareholders; or (v) to own, enjoy and exercise any other rights deriving from such shares against the corporation. Nothing contained herein will be construed to deprive any beneficial shareholder, as defined Florida Business Corporation Act or any subsequent law, of any right he may have pursuant thereto.

                                   Article 12
                                  Incorporator
                                  ------------

     The name of the person signing these Articles of Incorporation as the Incorporator is James L. Pruden, Esq. whose address is 370 W. Camino Gardens Blvd., Suite 210, Boca Raton, FL. 33432.


     IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on the 23th day of February 1999.



                                          Incorporator

                                          s/James L. Pruden
                                          ------------------------------------
                                          James L. Pruden, Esq.

                    MERCHANTONLINE.COM, INC.
                   __________________________

                    EXHIBIT 16.1 TO FORM 8-K
                   __________________________

              LETTER OF RESIGNATION OF REGISTRANT'S

                INDEPENDENT CERTIFIED ACCOUNTANT

                    _________________________

                      KISH, LEAKE & ASSOCIATES, P.C.

                       Certified Public Accountants


J.D. Kish, C.P.A., M.B.A.       7901 E. Belleview Ave., Suite 220
James D. Leake, C.P.A., M.T.            Englewood, Colorado 80111
____________________________             Telephone (303) 779-5006
Arleen R. Brogan, C.P.A.                 Facsimile (303) 779-5724





February 19, 1999



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549

We would like to inform you that we have read the disclosures provided by Tarcyn Corporation (Comm. Number 0-22607) in its filing of form 8-K dated February 19, 1999 and that there are no disagreements regarding the statements made under
Item 4-Changes in Registrant's Certifying Accountant.



Sincerely,

Kish, Leake & Associates, P.C.

Kish, Leake & Associates, P.C.

                     MERCHANTONLINE.COM, INC.
                    _________________________
                    EXHIBIT 27.0 TO FORM 8-K
                    _________________________

                     FINANCIAL DATA SCHEDULE

                    _________________________